Exhibit 5.1

September 13, 2011

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Re:

Form S-8 Registration Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Saratoga Resources, Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.

3,000,000 shares of common stock, $0.001 par value, reserved for issuance pursuant to the Saratoga Resources, Inc. 2011 Omnibus Incentive Plan (the "2011 Plan");

2.

135,000 shares of common stock, $0.001 par value, issuable upon the exercise of various non-plan stock options granted during 2011 (the "2011 Grants");

3.

795,000 shares of common stock, $0.001 par value, issuable upon the exercise of various non-plan stock options granted during 2010 (the "2010 Grants") and

2.

50,000 shares of common stock, $0.001 par value, issuable upon the exercise of various non-plan stock options granted during 2009 (the "2009 Grants")(the shares reserved for issuance pursuant to the 2011 Plan, the 2011 Grants, the 2010 Grants and the 2009 Grants are, collectively, referred to herein as the "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Certificate of Formation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the 2011 Plan, the stock option agreements evidencing the 2011 Grants, the 2010 Grants and the 2009 Grants, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name in the Registration Statement.

Sincerely,

/s/ Michael W. Sanders

Michael W. Sanders